Exhibit 10(bbb)

                     AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

      This AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT (this "Amendment No. 2"), dated as of Nov 5, 20O2 (the "Effective Date of Amendment No. 2"), between SIGA Technologies, Inc., a Delaware corporation (the "Corporation"), and Thomas N. Konatich ("Konatich"), amends and waives certain provisions of the Amended and Restated Employment Agreement, dated as of October 6, 2000, between the Corporation and Konatich, as amended by the Amendment and Waiver, dated as of January 31, 2002, (collectively, the "Existing Agreement"). Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Existing Agreement.

            WHEREAS, under the Existing Agreement, the Initial Term ends on December 31, 2002; and

            WHEREAS, the Corporation and Konatich desire to amend the Existing Agreement as provided in this Amendment No. 2.

            NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned, intending legally to be bound, hereby agree as follows:

            1. Section 1 of the Existing Agreement shall be amended to read in its entirety as follows:

                  1. Employment for Term. The Corporation hereby employs
            Konatich and Konatich hereby accepts employment with the Corporation for the period beginning on January 19,2000 and ending September 30, 2004 (the "Initial Term"), or upon the earlier termination of the Term pursuant to Section 6. The termination of Konatich's employment under this Agreement shall end the Term but shall not terminate Konatich's or the Corporation's other agreements in this Agreement, except as otherwise provided herein.

            2. Section 3(a) of the Existing Agreement shall be amended to add the following sentence at the end thereof:

            From and after the closing date of the Corporation's financing contemplated by that certain Private Placement Memorandum, dated July 24, 2002 relating to the sale by the Corporation of certain units consisting of Common Stock and Warrants to purchase Common Stock, the Base Salary shall be not less than $210,000 per annum, and the Corporation shall make the appropriate adjustments to its payroll.

            3. Section 3(b) of the Existing Agreement shall be amended to add the following sentence to the end thereof:


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      75,000 shares immediately and with respect to the remaining 75,000 shares on September 1, 2003, pursuant to a Stock Option Grant Agreement in substantially the form attached hereto as Exhibit A2A.

            4. The Existing Agreement shall be amended to add an Exhibit A2A thereto in the form of Exhibit A2A hereto.

            5. Any event occurring prior to the Effective Date of Amendment No. 2 that would otherwise constitute a Change of Control shall not be deemed a Change of Control for purposes of the Agreement.

            6. Neither the amendments set forth in this Amendment No. 2, nor any event that took place prior to the Effective Date of Amendment No. 2, shall be deemed to constitute a breach of the Existing Agreement by the Corporation.



                      (Signature page follows immediately]



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      IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 as of Nov 5, 2002.


SIGA TECHNOLOGIES, INC.



By:   /s/ Donald G. Drapkin
   ----------------------------
   Name:  Donald G. Drapkin
   Title: Chairman of the Board


/s/ Thomas N. Konatich
-------------------------------
    Thomas N. Konatich



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